Employment Agreement

     This Employment Agreement (the "Agreement") is entered into, effective as of June 14, 2001, by and between Vanessa H. Lindsey, an individual residing in the State of Florida ("Mrs. Lindsey"), and Colmena Corp., a Delaware publicly held corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Colmena" and the "Exchange Act," respectively, Colmena and all of its subsidiaries, whether current or subsequently formed or acquired, being collectively hereinafter referred to as the "Consolidated Corporation," and Colmena and Mrs. Lindsey being sometimes hereinafter collectively to as the "Parties" or generically as a "Party".



                                    Preamble:


     WHEREAS, Colmena has directed The Yankee Companies, Inc., a Florida corporation which serves as Colmena's strategic consultant ("Yankees") to recommend an individual experienced with public companies, to serve as its vice president for the current fiscal year; and

     WHEREAS, Yankees has recommended Mrs. Lindsey to Colmena's board of directors based on her experience as well as her knowledge of Colmena from her service as Colmena's secretary; and

     WHEREAS, after interviewing Mrs. Lindsey, Colmena's board of directors has determined that she is experienced in and knowledgeable with the obligations and restriction imposed on public companies by the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act") and has requested that she serve as Colmena's vice president and secretary during the next fiscal year; and

     WHEREAS, Mrs. Lindsey is agreeable to serving in this capacity on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   Witnesseth:

                                   Article One
                       Term, Renewals, Earlier Termination

1.1      Term.

     Subject to the provisions set forth herein, the term of Mrs. Lindsey's employment hereunder shall be deemed to commence as of June 14, 2001 and continue until June 13, 2002, unless extended or earlier terminated by Colmena as hereinafter set forth.

1.2      Renewals.

     This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 60th day prior to termination of the then current term.

1.3      Earlier Termination.

     Colmena shall have the right to terminate this Agreement prior to the expiration of its Term or of any renewals thereof, subject to the provisions of
Section 1.4, for the following reasons:

(a)  For Cause:

       (1) Colmena may terminate Mrs. Lindsey's employment under this Agreement at any time for cause.

       (2)     Such termination  shall be evidenced by written notice thereof to
               Mrs.   Lindsey,   which  notice  shall   specify  the  cause  for
               termination.

       (3)    For purposes hereof, the term "cause" shall mean:

              (A) The inability of Mrs. Lindsey, through sickness or other incapacity, to discharge her duties under this Agreement for 30 or more consecutive days or for a total of 60 or more days in a period of twelve consecutive months;

              (B) The refusal of Mrs. Lindsey to follow the directions of Colmena's board of directors, unless Mrs. Lindsey believes in good faith that such directions are contrary to law;

              (C) Dishonesty; theft; or conviction of a crime involving moral turpitude;

              (D) Material default in the performance of her obligations, services or duties required under this Agreement or
                    materially   breach  of  any  provision  of this Agreement,
                    which default or breach has continued for five days after written notice of such default or breach.

(b)  Discontinuance of Business:

     In the event that Colmena discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of Colmena shall not be deemed a termination of its business.

(c)      Death:

     This Agreement shall terminate immediately on Mrs. Lindsey's death; however, all accrued compensation at such time shall be promptly paid to Mrs. Lindsey's estate.

1.4      Final Settlement.

     Upon termination of this Agreement and payment to Mrs. Lindsey of all amounts due her hereunder, Mrs. Lindsey or her representative shall execute and deliver to the terminating entity on a form prepared by the terminating entity, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to Colmena all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.


                                   Article Two
                               Scope of Employment

2.1      Retention.

     Colmena hereby hires Mrs. Lindsey and Mrs. Lindsey hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2      General Description of Duties.

(a) Mrs. Lindsey shall be employed as the vice president and secretary of Colmena and shall perform the duties associated therewith by Colmena's bylaws.

(b) Without limiting the generality of the foregoing, Mrs. Lindsey shall assist the president in his or her duties, as requested by the president or the board of directors, and may assist from time to time in the following:

     (1)      Serve as the principal point of contact between Colmena and:

              (A)      The media (print, electronic, voice and picture);

              (B)      The investment community;


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




              (C)      Colmena's security holders;

     (2)   Be responsible for supervision of all of Colmena's other officers;

     (3) Be responsible for Colmena's compliance with all applicable laws, including federal, state and local securities laws and tax laws;

     (4)  Be responsible for supervision of Colmena's subsidiaries; and

     (5)  Perform such other duties as are assigned to her by Colmena's board of
          directors,   subject  to  compliance  with  all  applicable  laws  and
          fiduciary obligations.

(c) Mrs. Lindsey covenants and agrees to perform her duties in good faith and, subject to the exceptions specified in Section 2.4, to devote substantially all of her business time, energies and abilities to the proper and efficient management and execution of such duties.

2.3      Status.

(a) Mrs. Lindsey shall serve as an employee of Colmena and shall have no authority to act as an agent thereof, or to bind Colmena or its subsidiaries as a principal or agent thereof, all such functions being reserved to its board of directors in compliance with the requirements of its constituent documents, unless the board of directors shall otherwise authorize.

(b) Mrs. Lindsey hereby covenants and agrees that he shall not hold herself out as an authorized agent of Colmena unless such authority is specifically assigned to her, on a case by case basis, by its board of directors pursuant to a duly adopted resolution which remains in effect.

(c) Mrs. Lindsey hereby represents and warrants to Colmena that he is subject to no legal, self regulatory organization (e.g., National Association of Securities Dealers, Inc.'s bylaws) or regulatory impediments to the provision of the services called for by this Agreement, or to receipt of the compensation called for under this Agreement or any supplements thereto; and, Mrs. Lindsey hereby irrevocably covenants and agrees to immediately bring to the attention of Colmena any facts required to make the foregoing representation and warranty continuously accurate throughout the term of this Agreement, or any supplements or extensions thereof.

2.4      Exclusivity.

     Mrs. Lindsey shall, unless specifically otherwise authorized by Colmena's board of directors, on a case by case basis, devote her business time in a way that the affairs of Colmena are satisfied; provided, however, that Colmena hereby recognizes that Mrs. Lindsey is involved with other business ventures and hereby consents to her continuation in such roles, provided that she allocates the necessary time and resources to the fulfilment of her duties to Colmena as specified in this Agreement.


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



2.5      Limitations on Services

(a) The Parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc., in-house "due diligence" or "compliance" departments of Licensed Securities Firms, etc.; accordingly, Mrs. Lindsey agrees that he will not:

     (1) Release any financial or other material information or data about Colmena without the prior written consent and approval of Colmena's General Counsel;

     (2)  Conduct  any  meetings  with  financial   analysts  without  informing
          Colmena's General Counsel and board of directors in advance of the proposed meeting and the format or agenda of such meeting.

(b) In any circumstances where Mrs. Lindsey is describing the securities of Colmena to a third party, Mrs. Lindsey shall disclose to such person any compensation received from Colmena to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended.

(c) In rendering her services, Mrs. Lindsey shall not disclose to any third party any confidential non-public information furnished by Colmena or American Internet or otherwise obtained by it with respect to Colmena, except on a need to know basis, and in such case, subject to appropriate assurances that such information shall not be used, directly or indirectly, in any manner that would violate state or federal prohibitions on insider trading of Colmena's securities.

(d) Mrs. Lindsey shall not take any action which would in any way adversely affect the reputation, standing or prospects of Colmena or which would cause Colmena to be in violation of applicable laws.


                                  Article Three
                                  Compensation

3.1      Compensation.

     As consideration for Mrs. Lindsey's services to Colmena, Mrs. Lindsey shall be entitled to:

(a) (1) Compensation at the rate of $5,000.00 per month, on a pro rata basis (assuming a 40-hour work week) of time actually devoted to her duties as Colmena's vice president and secretary as specified in Article 2.2, provided that:

          (a)  She has not been discharged by Colmena for cause;

          (b)  She  fully  complies  with  the  provisions  of  this  Agreement,
               including,    without   limitation,   the   confidentiality   and
               non-competition sections hereof.

    (2)   (a)  The  compensation  specified above in subsection (a) (1) shall be paid at the end of each month, and may be paid as a combination of cash and an amount of Colmena's common stock, the value of such stock to be calculated as provided below. All compensation for services shall be deemed fully earned as of the end of each month. Colmena agrees that any stock certificates which are delivered to Mrs. Lindsey pursuant to this agreement will never be canceled by Colmena or at its direction for any reason except by court order.

          (b) The number of shares of stock issued pursuant to this paragraph will be calculated based on the shares' average closing transaction price, as reported on such exchanges as the securities may be traded on or, if not traded on any exchange, as reported on an over-the-counter trading medium (such as the OTC Bulletin Board), for the month then ending.

          (c) Stock certificates will be issued to Vanessa H. Lindsey or to her designee, if she so requests in writing. Colmena will use reasonable efforts to assure that its transfer agent delivers stock certificates to Mrs. Lindsey within ten (10) days of the end of each month in which Mrs. Lindsey performed the requested services.

    (3) Mrs. Lindsey hereby represents, warrants, covenants and acknowledges that:

          (A) The securities being issued as compensation under this Agreement (the "Securities") will be issued without registration under the provisions of Section 5 of the Securities Act or the securities regulatory laws and regulations of the State of Florida (the "Florida Act") pursuant to exemptions provided pursuant to
               Section 4(6) of the Act and comparable provisions of the Florida Act;

          (B) Mrs. Lindsey shall be responsible for preparing and filing any reports concerning this transaction with the Commission and with Florida Division of Securities, and payment of any required filing fees (none being expected);

          (C) All of the Securities will bear legends restricting their transfer, sale, conveyance or hypothecation unless such Securities are either registered under the provisions of Section 5 of the Act and under the Florida Act, or an opinion of legal counsel, in form and substance satisfactory to legal counsel to Colmena is provided to Colmena's General Counsel to the effect that such registration is not required as a result of applicable exemptions therefrom;

          (D) Colmena's transfer agent shall be instructed not to transfer any of the Securities unless the General Counsel for Colmena advises it that such transfer is in compliance with all applicable laws;

          (E) Mrs. Lindsey is acquiring the Securities for her own account, for investment purposes only, and not with a view to further sale or distribution; and

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



          (F) Mrs. Lindsey or her advisors have examined Colmena's books and records and questioned its officers and directors as to such matters involving Colmena as he deemed appropriate.

    (3) In the event that Colmena files a registration or notification statement with the Commission or any state securities regulatory authorities registering or qualifying any of its securities for sale or resale to the public as free trading securities, it will notify Mrs. Lindsey of such intent at least 15 business days prior to such filing, and shall, if requested by her, include any shares theretofore issued upon exercise of the Options in such registration or notification statement, provided that Mrs. Lindsey cooperates in a timely manner with any requirements for such registration or qualification by notification, including, without limitation, the obligation to provide complete and accurate information therefor.

(b)   In addition to the compensation described above:

      (1) In the event that Mrs. Lindsey arranges or provides funding for the Consolidated Corporation on terms more beneficial than those reflected in the Consolidated Corporation's current principal financing agreements, copies of which are included among the Consolidated Corporation's records available through the SEC's EDGAR web site, Mrs. Lindsey shall be entitled, at its election, to either:

         (A)     A fee equal to 5% of such savings, on a continuing basis; or

         (B) If equity funding is provided through Mrs. Lindsey or any affiliates thereof, a discount of 5% from the bid price for the subject equity securities, if they are issuable as free trading securities, or, a discount of 25% from the bid price for the subject equity securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); and

         (C) If equity funding is arranged for the Consolidated Corporation by Mrs. Lindsey and Colmena is not obligated to pay any other source compensation in conjunction therewith, other than the normal commissions charged by broker dealers in securities in compliance with the compensation guidelines of the NASD, the Mrs. Lindsey shall be entitled to a bonus in a sum equal to 5% of the net proceeds of such funding.

      (2) In the event that Mrs. Lindsey generates business for the Consolidated Corporation, then, on any sales resulting therefrom, Mrs. Lindsey shall be entitled to a commission equal to 5% of the net income derived by the Consolidated Corporation therefrom, on a continuing basis.

3.2      Benefits

     Mrs. Lindsey shall be entitled to any benefits generally made available to all other employees (rather than to a specified employee or group of employees).

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



3.3      Indemnification.


     Colmena will defend, indemnify and hold Mrs. Lindsey harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by her in good faith on behalf of the Consolidated Corporation, its affiliates or for other persons or entities at the request of the board of directors of Colmena, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for Mrs. Lindsey to incur any out of pocket expenses; provided, however, that Mrs. Lindsey permits Colmena to select and supervise all personnel involved in such defense and that Mrs. Lindsey waives any conflicts of interest that such personnel may have as a result of also representing Colmena, their stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.


                                  Article Four
                                Special Covenants

4.1      Confidentiality.

(a) Mrs. Lindsey acknowledges that, in and as a result of her employment hereunder, he will be developing for Colmena, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Colmena's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by Colmena, Mrs. Lindsey hereby covenants and agrees that he shall not, at anytime during or following the terms of her employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to her as a result of her employment by Colmena, or Colmena's affiliates.

(b) In the event of a breach or threatened breach by Mrs. Lindsey of any of the provisions of this Section 4.1, Colmena, in addition to and not in limitation of any other rights, remedies or damages available to Colmena, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Mrs. Lindsey, or by Mrs. Lindsey's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with her.

4.2      Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to Colmena as a result of a breach by Mrs. Lindsey of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Colmena's interests, Mrs. Lindsey hereby covenants and agrees that Colmena shall have the following additional rights and remedies in the event of a breach hereof:

(a) Mrs. Lindsey hereby consents to the issuance of a permanent injunction enjoining her from any violations of the covenants set forth in Section 4.1 hereof; and

(b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Colmena may sustain prior to the effective enforcement of such injunction, Mrs. Lindsey hereby covenants and agrees to pay over to Colmena, in the event he violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

     (i) Any payment or compensation of any kind received by her because of such violation before the issuance of such injunction, or

    (ii) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by Colmena as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Colmena for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Colmena from the injury caused by such breaches would be injunctive relief.

4.3      Cumulative Remedies.

     Mrs.  Lindsey  hereby  irrevocably  agrees that the  remedies  described in
Section 4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which Colmena is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4      Acknowledgment of Reasonableness.

     Mrs. Lindsey hereby represents, warrants and acknowledges that he has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Colmena, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Mrs. Lindsey hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, Mrs. Lindsey hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, Mrs. Lindsey hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5      Unauthorized Acts.

     Mrs. Lindsey hereby covenants and agrees that he will not do any act or incur any obligation on behalf of Colmena or American Internet of any kind whatsoever, except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.


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



4.6      Covenant not to Disparage

     Mrs. Lindsey hereby irrevocably covenants and agrees that during the term of this Agreement and after its termination, he will refrain from making any remarks that could be construed by anyone, under any circumstances, as disparaging, directly or indirectly, specifically, through innuendo or by inference, whether or not true, about the Consolidated Company, its constituent members, or their officers, directors, stockholders, employees, agent or affiliates, whether related to the business of the Consolidated Company, to other business or financial matters or to personal matters.


                                  Article Five
                                  Miscellaneous

5.1      Notices.

(a) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                To Mrs. Lindsey:

                            Mrs. Vanessa H. Lindsey,
                          1941 Southeast 51st Terrace,
                              Ocala, Florida 34471;
               Telephone (352) 694-6661; Facsimile (352) 694-1325;
                      e-mail operations@yankeecompanies.com

                                   To Colmena:

                                  Colmena Corp.
                      2500 North Military Trail, Suite 225;
                           Boca Raton, Florida 33431
                 Telephone (561) 998-2025, Fax (561) 998-3425;
                       and, e-mail carrington@flinet.com;
                Attention: Chairman of the Board; with a copy to


                          Edward C. Dmytryk, President
                                  Colmena Corp.
                          1941 Southeast 51st Terrace,
                              Ocala, Florida 34471
                  Telephone (352) 694-6661, Fax (352) 694-1325;
                   and, e-mail, operations@yankeecompanies.com



     or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b) (1) The Parties acknowledge that Yankees serves as a strategic consultant to Colmena and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

     (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

(c) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at their own risk, each Party acknowledging that applicable rules of the Florida Bar prevent Colmena's general counsel, who has reviewed, approved and caused modifications on behalf of Colmena, from representing anyone other than Colmena in this transaction.

5.2      Amendment.

(a) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

(b) This Agreement may not be modified without the consent of a majority in interest of Colmena's stockholders.

5.3      Merger.

(a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(b) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4      Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5      Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6      Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.


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5.7      Dispute Resolution.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

(b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1) (A) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida, to be selected by lot from six alternatives to be provided, three by Colmena and three by Mrs. Lindsey.

         (B) The mediation efforts shall be concluded within ten business days after their in itiation unless the Parties unanimously agree to an extended mediation period.

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, three by Colmena and three by Mrs. Lindsey.

     (3) (A)   Expenses of mediation shall be borne by Colmena, if successful.

         (B) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

         (C)   If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration shall be borne equally by the Parties.

5.8      Benefit of Agreement.

(a) This Agreement may not be assigned by Mrs. Lindsey without the prior written consent of Colmena.

(b) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9      Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12     Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer- employee.

5.13     Counterparts.

(a)  This Agreement may be executed in any number of counterparts.

(b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.14     License.

(a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(b) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

(c) This Agreement shall not be more strictly interpreted against any Party as a result of its authorship.

     In Witness Whereof, the Parties have executed this Agreement, effective as of the date set forth above.

Signed, Sealed & Delivered
      In Our Presence
                                                          Mrs. Lindsey
/s/ Sally Ann Stroberg /s/

/s/ Jennifer Mitchem /s/                            /s/ Vanessa H. Lindsey /s/
                                                        Vanessa H. Lindsey
Dated:   July 19, 2001

                                                           Colmena Corp.,
                                                       a Delaware corporation
/s/ Sally Ann Stroberg /s/

/s/ Jennifer /s/                              By:    /s/ Edward C. Dmytryk /s/
                                                         Edward C. Dmytryk
                                            President & Chief Executive Officer
(CORPORATE SEAL)
                                            Attest:  /s/ Anthony Q. Joffe
                                                     Anthony Q. Joffe
                                                Director & Chairman of the Board
Dated:   July 19, 2001

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